Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880.9600 phone
65.6880.9580 fax
www.kns.com

Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2013 Results

Singapore – November 7, 2013 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended September 28, 2013.

Quarterly Results
	Fiscal Q4 2013	Change vs. Fiscal Q4 2012	Change vs. Fiscal Q3 2013
Net Revenue	$173.6 million	(35.5)%	23.0%
Gross Profit	$80.7 million	(34.4)%	22.4%
Gross Margin	46.5%	80 bps	(20) bps
Income from Operations	$34.5 million	(50.9)%	83.1%
Operating Margin	19.9%	(620) bps	650 bps
Net Income	$29.5 million	(56.1)%	56.4%
Net Margin	17.0%	(800) bps	360 bps
EPS – Diluted	$0.39	(56.7)%	56%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “For the most part, the fourth quarter developed as expected, but was a lot more dynamic than we anticipated. Demand has rebounded in our wedge bonder business and remained solid for our ball bonders, especially for our copper solutions. During the quarter, we ramped production through our flexible and efficient manufacturing model, and continued to drive overall profitability and free cash flow generation for the Company.”
Fourth Quarter Fiscal 2013 Key Product Trends

•	Ball bonder equipment net revenue increased 24.5% over the June quarter.

•	80.2% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 95.5% over the June quarter.
Fiscal Year 2013 Financial Highlights

•	Net revenue of $534.9 million.

•	Gross margin of 46.2%.

•	Net income was $59.4 million or $0.78 per share.

•	Cash, cash equivalents and investments were $525.0 million as at September 28, 2013.
First Quarter Fiscal 2014 Outlook
The Company expects net revenue in the first fiscal quarter of 2014 ending December 28, 2013 to be approximately $70 million to $80 million.
Looking forward, Bruno Guilmart commented, “Our organization’s collective expertise continues to allow K&S to optimize performance in periods of both rapid expansion and contraction. We remain confident as we continue to build on to our market leading positions within both our equipment and expendable tools portfolios. As an example, we released several new core products during the September quarter. Over the next week we plan to ship the first alpha version of our advanced packaging solution to a key strategic customer for evaluation. We are excited about this progress and we will keep the market updated on future developments.”

Earnings Conference Call Details
A conference call to discuss these results will be held today, November 7, 2013, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 14, 2013 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 421598. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades.  In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2012 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net revenue:
Equipment	$156,479	$252,785	$472,567	$727,082
Expendable Tools	17,129	16,381	62,371	63,941
Total net revenue	173,608	269,166	534,938	791,023

Cost of sales:
Equipment	86,066	139,479	261,270	397,210
Expendable Tools	6,856	6,703	26,723	26,423
Total cost of sales	92,922	146,182	287,993	423,633

Gross profit:
Equipment	70,413	113,306	211,297	329,872
Expendable Tools	10,273	9,678	35,648	37,518
Total gross profit	80,686	122,984	246,945	367,390

Operating expenses:
Selling, general and administrative	28,072	31,029	108,401	110,966
Research and development	15,377	17,369	61,620	63,446
Amortization of intangible assets	2,292	2,295	9,175	9,178
Restructuring	401	1,959	1,943	4,574
Total operating expenses	46,142	52,652	181,139	188,164

Income from operations:
Equipment	30,344	67,046	52,991	165,791
Expendable Tools	4,200	3,286	12,815	13,435
Total income from operations	34,544	70,332	65,806	179,226

Other income (expense):
Interest income	254	182	883	833
Interest expense	(20)	—	(21)	(633)
Interest expense: non-cash	—	(1)	—	(5,175)

Income from operations before income taxes	34,778	70,513	66,668	174,251
Provision for income taxes	5,247	3,231	7,310	13,671
Net income	$29,531	$67,282	$59,358	$160,580

Net income per share:
Basic	$0.39	$0.91	$0.79	$2.17
Diluted	$0.39	$0.89	$0.78	$2.13

Weighted average shares outstanding:
Basic	75,279	74,116	75,132	73,887
Diluted	76,565	75,942	76,190	75,502

	Three months ended		Twelve months ended
Supplemental financial data:	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Depreciation and amortization	$4,187	$4,615	$18,489	$17,265
Capital expenditures	11,215	1,757	17,172	6,902
Equity-based compensation expense:
Cost of sales	20	86	295	312
Selling, general and administrative	2,049	1,575	8,457	6,602
Research and development	480	461	1,918	1,777
Total equity-based compensation expense	$2,549	$2,122	$10,670	$8,691

	As of
	September 28, 2013	September 29, 2012
Backlog of orders	$52,100	$90,000
Number of employees	2,164	2,936

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 28, 2013	September 29, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$521,788	$440,244
Short-term investments	3,252	—
Accounts and notes receivable, net of allowance for doubtful accounts of $504 and $937 respectively	162,714	188,986
Inventories, net	38,135	58,994
Prepaid expenses and other current assets	24,012	21,577
Deferred income taxes	4,487	3,515
TOTAL CURRENT ASSETS	754,388	713,316

Property, plant and equipment, net	47,541	28,441
Goodwill	41,546	41,546
Intangible assets	11,209	20,387
Other assets	8,310	11,919
TOTAL ASSETS	$862,994	$815,609

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$37,030	$57,231
Accrued expenses and other current liabilities	38,868	57,946
Income taxes payable	1,504	8,192
TOTAL CURRENT LIABILITIES	77,402	123,369

Built-to-suit liability	19,396	—
Deferred income taxes	40,709	37,875
Other liabilities	8,822	10,698
TOTAL LIABILITIES	146,329	171,942

SHAREHOLDERS' EQUITY
Common stock, no par value	467,525	455,122
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	291,878	232,520
Accumulated other comprehensive income	3,618	2,381
TOTAL SHAREHOLDERS' EQUITY	$716,665	$643,667

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$862,994	$815,609

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net cash provided by operations	$26,644	$59,321	$94,824	$183,969
Net cash used in discontinued operations	—	(29)	—	(1,498)
Net cash provided by operating activities	26,644	59,292	94,824	182,471
Net cash used in investing activities, continuing operations	(14,467)	(1,757)	(15,114)	(15,386)
Net cash provided by (used in) financing activities, continuing operations	865	1,834	1,733	(105,138)
Effect of exchange rate changes on cash and cash equivalents	253	178	101	109
Changes in cash and cash equivalents	13,295	59,547	81,544	62,056
Cash and cash equivalents, beginning of period	508,493	380,697	440,244	378,188
Cash and cash equivalents, end of period	$521,788	$440,244	$521,788	$440,244

Short-term investments & restricted cash	3,252	—	3,252	—
Total cash, cash equivalents, restricted cash and short-term investments	$525,040	$440,244	$525,040	$440,244